Exhibit 99.1

August 3, 2010

Mr. Howard Farkas

Chairman of the Board of Directors of

Logic Devices Incorporated

Dear Howard:

Please have this e-mail communication serve as my formal notice of my resignation as Audit Committee Chairman and as a member of the Board of Directors for Logic Devices Incorporated.

Sincerely,

Brian Cardozo